Exhibit 99.2

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re: AMERICAN VIRTUAL CLOUD TECHNOLOGIES, INC., et al., Debtors.[1]	Chapter 11 Case No. 23-10020 (TMH) (Jointly Administered) Re: Docket Nos. 217, 250, 311 & 320

NOTICE OF EFFECTIVE DATE AND ENTRY OF ORDER CONFIRMING THE
DEBTORS’ AMENDED COMBINED DISCLOSURE STATEMENT AND
CHAPTER 11 PLAN OF LIQUIDATION

PLEASE TAKE NOTICE that on May 22, 2023, the above-captioned debtors and debtors in possession (the “Debtors”) filed the Debtors’ Amended Combined Disclosure Statement and Chapter 11 Plan of Liquidation [Docket No. 311] (as amended, supplemented or otherwise modified, the “Combined Disclosure Statement and Plan”).2

PLEASE TAKE FURTHER NOTICE that on May 23, 2023, the Court entered the Order Confirming the Debtors’ Amended Combined Disclosure Statement and Chapter 11 Plan [Docket No. 320] (the “Confirmation Order”).

PLEASE TAKE FURTHER NOTICE that the Effective Date of the Combined Disclosure Statement and Plan occurred on May 30, 2023.

PLEASE TAKE FURTHER NOTICE that, unless otherwise provided by the Confirmation Order, Bar Date Order or the Combined Disclosure Statement and Plan, requests for payment of Administrative Expense Claims (other than 503(b)(9) Claims, which are subject to the General Bar Date, Professional Claims and the Claims of Governmental Units arising under section 503(b)(1)(B), (C) or (D) of the Bankruptcy Code) must be filed with the Bankruptcy Court no later than thirty (30) days after the Effective Date (the “Administrative Expense Bar Date”). Holders of Administrative Expense Claims that are required to file a request for payment of such Administrative Expense Claims that do not file such a request by the Administrative Expense Bar Date shall be forever barred from asserting such Administrative Expense Claims against the Debtors or their Estates.

PLEASE TAKE FURTHER NOTICE that, in accordance with Article VIII.A of the Combined Disclosure Statement and Plan, on the Effective Date, all Executory Contracts (including any unexpired leases) that are (i) not assumed or rejected before the Effective Date, (ii) identified in the Plan Supplement, or (iii) not subject to a pending motion to assume or reject as of the Effective Date will be deemed rejected. In accordance with Article VIII.B of the Combined Disclosure Statement and Plan, if the rejection by the Debtors of an Executory Contract (including any unexpired lease) gives rise to a Claim, a proof of claim must be filed with the Claims and Noticing Agent by no later than thirty (30) days after the Effective Date. Any proofs of Claim not filed and served within such time period will be forever barred from assertion against the Debtors and their Estates.

[1]	The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, are: American Virtual Cloud Technologies, Inc. (2421), AVCtechnologies USA, Inc. (8886), and Kandy Communications LLC (5853). Each Debtor’s corporate headquarters is 1720 Peachtree Road, Suite 629, Atlanta, Georgia 30309.

[2]	Capitalized terms used in this Notice but not otherwise defined shall have the same meaning as in the Combined Disclosure Statement and Plan.

PLEASE TAKE FURTHER NOTICE that, pursuant to Article V.D of the Combined Disclosure Statement and Plan, all final requests for payment of Professional Claims shall be filed no later than thirty (30) days after the Effective Date.

PLEASE TAKE FURTHER NOTICE that as of the Effective Date, all AVCT Equity Interests have been cancelled, and any trading with respect to the AVCT Equity Interests shall be or has been terminated.

PLEASE TAKE FURTHER NOTICE that the Combined Disclosure Statement and Plan and Confirmation Order may be viewed for free at Kroll’s website at https://cases.ra.kroll.com/AVCT/HomeIndex or for a fee on the Bankruptcy Court’s website at http://www.deb.uscourts.gov.

Dated:	May 30, 2023
Wilmington, Delaware

COLE SCHOTZ P.C.

Patrick J. Reilley (No. 4451)

Stacy L. Newman (No. 5044)

500 Delaware Avenue, Suite 1410

Wilmington, DE 19801

Telephone: 302-652-3131

Email: preilley@coleschotz.com

snewman@coleschotz.com

-and-

Michael D. Sirota (admitted pro hac vice)

David M. Bass (admitted pro hac vice)

Court Plaza North

25 Main Street Hackensack, NJ 07601

Telephone: 201-489-3000

Email: msirota@coleschotz.com

dbass@coleschotz.com

Counsel to the Debtors